SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-32143

Date of Report: August 19, 2010

ECOSYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3148296
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10119
(Address of principal executive offices)	(Zip Code)
(212) 994-5374
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On  August 19, 2010, the Board of Directors of EcoSystem Corporation (the “Company”) appointed Paul Miller, Ph.D., to the post of President and Chief Executive Officer. Dr. Miller was also appointed to the Company’s Board of Directors. The Company’s former Chief Executive Officer, Kevin Kreisler, will remain on the Company’s Board of Directors as Chairman.

From 2009 until August 17, 2010, Dr. Miller served as the chief executive officer of Carbonics Capital Corporation, an early-stage technology development company.  Carbonics Capital recently underwent a change of management when it acquired an oil and gas company. Prior to his involvement with Carbonics Capital, Dr. Miller founded Sustainable Systems, which operated an oilseed processing and refining business based on conventional crushing and refining technologies. Dr. Miller served as manager of Sustainable from 2002 through the shutting of the oilseed operations in early 2010. Dr. Miller is a graduate of Radford University (B.S., Chemistry, 1996) and the University of Montana (Ph.D., Chemistry, 2007).  Dr. Miller is 35 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 19, 2010

ECOSYSTEM CORPORATION

By:   /s/ Kevin Kreisler
Kevin Kreisler
Chairman